EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-103239, 333-63010, 333-50528, 333-35416 and 333-93037) of Agile Software Corporation of our report dated May 28, 2003, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

July 24, 2003